RE COMMERCIAL METALS COMPANY Q 4 F Y ’ 2 2 S u p p l e m e n t a l S l i d e s

Forward-Looking Statements Q4 FY22 Supplemental Slides │ October 13, 2022 2 This presentation contains “forward-looking statements" within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, construction activity, international trade, the impact of Russia’s invasion of Ukraine, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our annual report on Form 10-K for the fiscal year ended August 31, 2021, and Part II, Item 1A, Risk Factors, of our subsequent quarterly reports on Form 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of the Russian invasion of Ukraine on the global economy, inflation, energy supplies and raw materials, which is uncertain but may prove to negatively impact our business and operations; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG or environmental justice initiatives; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non- compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill or other indefinite lived intangible asset impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

3  Vertical structure optimizes returns through the entire value chain  Disciplined capital allocation focused on maximizing returns for our shareholders Q4 FY22 Supplemental Slides │ October 13, 2022  Leading positions in core product and geographical markets  Focused strategy that leverages capabilities, competitive strengths, and market knowledge  Strong balance sheet and cash generation provides flexibility to execute on strategy A Clear Path to Value Creation

Key Takeaways From Today's Call

- **Fiscal 2022 was a record year**
  - Solid execution enables CMC to capitalize on very strong market environment
- **North America segment entering FY 2023 from a position of strength**
  - Internal and external near-term leading indicators point toward resilience
  - Anticipate that enlarged federal infrastructure package will impact construction activity starting in 2023
  - Addition of Tensar, and spring 2023 startup of Arizona 2, positions CMC to capitalize on favorable market trends
- **Europe production assets built to navigate economic volatility**
  - Advantageous energy cost position with strong operational flexibility
- **Continued commitment to enhanced shareholder distributions**
  - Recently increased quarterly dividend by 14%; completed nearly one-third of share repurchase authorization during fourth quarter
- **Strong financial position**
  - Balance sheet strength and cash flow profile provide capital allocation flexibility

$1.55 billion FY 2022 Core EBITDA[1]	**$1.22 billion** FY 2022 Net Earnings
$9.95 FY 2022 EPS	**26%** FY 2022 ROIC[1]

1 Core EBITDA and return on invested capital are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document

CMC Q4 FY22 Supplemental Slides | October 13, 2022 4

 Record Core EBITDA of $1.55 billion; up approximately 90% from previous best  On-the-ground humanitarian assistance to Ukrainian refugees − CMC’s team in Poland provided logistics, food, shelter, and comfort to hundreds of refugees; opened their homes and made Company facilities available  Significant progress executing CMC’s strategic growth plan − Completed Tensar acquisition, adding a meaningful new growth platform − Timing of Arizona 2 commissioning is on-track; startup expected in spring 2023 − Announced fourth micro mill to be located in the Eastern U.S.; finalizing site selection  Shareholder distributions were nearly 4x the level of FY 2021, driven by a combination of share repurchases and enhanced dividend payments  Launched carbon-neutral line of long steel products – RebarZero − Provides construction industry with a net-zero solution, from mill to the job-site  CMC Europe generated record financial performance, despite disruptions related to the Ukraine war, the ongoing European energy crisis, and global supply chain challenges Fiscal Year 2022 Accomplishments 5Q4 FY22 Supplemental Slides │ October 13, 2022

1,746 0 50 100 150 200 250 300 350 400 450 500 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Adjusted EBITDA Per Ton of Finished Steel Shipped Adding Another Year To A Track Record of Success 6Q4 FY22 Supplemental Slides │ October 13, 2022 1,554 0 50 100 150 200 250 300 350 400 0 250 500 750 1,000 1,250 1,500 1,750 2,000 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 North America Adjusted EBITDA Per Ton of Finished Steel Shipped 346 0 50 100 150 200 250 300 350 400 0 50 100 150 200 250 300 350 400 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Europe Adjusted EBITDA Per Ton of Finished Steel Shipped Ad ju st ed E BI TD A ($ ‘0 00 s) Ad ju st ed E BI TD A ($ ‘0 00 s) $ per ton $ per ton Annual North America Segment Adjusted EBITDA Annual Europe Segment Adjusted EBITDA Annual Consolidated Adjusted EBITDA Ad ju st ed E BI TD A ($ ‘0 00 s) $ per ton Return on Invested Capital 25.5% FY ‘22 3.8% FY ‘17 Total Shareholder Equity per Share1 $27.97 FY ‘22 $12.10 FY ‘17 5 consecutive years of y/y improvement 132% increase in equity per common share [1] Total shareholder equity per share defined as year-end total stockholder equity divided by year-end common shares outstanding as reported on the Company’s balance sheet

A Clearly Sustainable Future – Proud of Our Progress

With GHG emissions intensity already below the 2040 Paris Climate Agreement industry target, CMC has set lower emissions targets

		CMC Performance	Industry Average
GHG Emissions	Scope 1	0.197	0.82 MT CO2e / MT
	Scope 1-3	0.698	1.89 MT CO2e / MT
		63% lower than industry average	
Energy Use	Energy Intensity	3.710	20.62 GJ / MT
		82% lower than industry average	
Water Use	Water Intake	1.241	28.60 m3 / MT
		96% lower than industry average	
Content	Virgin Material	2.0%	69.5% of content
		67.5 percentage points lower than industry average	

2030 Goals[1]	Progress on 2030 Goals[1]
Reduce our Scope 1 and 2 GHG emissions intensity by 20%	↓6.2% currently
Increase our renewable energy usage by 12% points	Renewables: ↑2.7% currently
Reduce our energy consumption intensity by 5%	Energy Intensity: ↓7.8% achieved
Reduce our water withdrawal intensity by 8%	↑7.8% currently



RESPECT FOR OUR ENVIRONMENT

At CMC, good business always aligns with good environmental practices:

- Environmental Stewardship
- Product Stewardship
- Reducing and managing our environmental impact

[1] Represents progress on environmental goals as of fiscal year 2021, compared to fiscal year 2019

Sources: CMC 2021 Sustainability Report; scope 1 emissions based on direct emissions reported to the U.S. Environmental Protection Agency; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

CMC
Q4 FY22 Supplemental Slides | October 13, 2022 7

Resilient Markets, Resilient Company

Construction Market Indicators and Trends

Construction Leading Indicators

Architectural Billings Index

- Points to expansion in non-residential spending over next 9 to 12 months
- 19 consecutive months of expansionary readings; Southern U.S. is the strongest region

Dodge Momentum Index

- August reading was second highest in 14 years
- Commercial and institutional non-residential starts showing strength

CMC Downstream Bid Activity

- Average pricing reached a new record in 4Q 2022; volumes second highest ever
- Good activity across sectors and geographies

Structural Trends

Federal Infrastructure Package

- 65% increase in funding for surface transportation compared to prior federal package
- Expected to add 1.5 million tons of incremental annual rebar consumption
- Related projects expected to enter pipeline in CY 2023

Non-res Investment Following Residential

- Local infrastructure and non-residential investments to support newly formed residential communities (generally trails residential by 12 to 18 months)

Reshoring of Critical Industries

- Several massive projects already underway
- Continued emergence of new global supply chain rebalancing likely to add more target industries
- Ukraine war revealed vulnerabilities of key industrial commodities to unexpected events

Company Positioning

Upside Flexibility

Arizona 2 Startup (spring 2023)

- Expected to add 500,000 tons of low-cost production with ability to flex between rebar and merchant bar

Tensar Acquisition

- Increases CMC's exposure to infrastructure
- Customer value proposition enhanced by environment of labor and material shortages
- Extends CMC's market reach into new markets such as asphalt and rail

Downside Protection

Record Downstream Backlog

- Currently at historically high volume and average pricing levels

Working Capital Release

- CMC has invested roughly $900 million in working capital since end of FY 2020

Highly Flexible Operations Network

- Ability to optimize production across facilities and products in various demand scenarios

Key construction indicators continue to point toward strength over the near-term. Looking further ahead, several structural trends are underway that could provide meaningful tailwinds to activity. CMC is positioned well to capitalize on upside or respond to softness.

CMC

Q4 FY22 Supplemental Slides | October 13, 2022 8

282% 671% 98% 314% 80% 141% – 100% 200% 300% 400% 500% 600% 700% 800% 1-year increase vs. 10-year average Spot Price (Avg of DE, IT, FR) Polish National Avg CMC Europe Electricity / Ton Trade patterns have shifted meaningfully as a result of the Ukraine war and ongoing energy crisis. Net imports of rebar into the Polish market have declined, while at the same time, flows into the rest of Europe have increased significantly. Poland has benefited from the absence of Russian and Belarussian material and its favorable energy cost position relative to the broader E.U. The loss of sanctioned import material has been more than replaced by new entrants into the Western European market. 258,954 502,952 157,066 98,185 (284,006) (249,758) (69,647) (80,397) (300,000) (200,000) (100,000) 0 100,000 200,000 300,000 400,000 500,000 600,000 2021 2022 2021 2022 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 Favorably Positioned in Europe Q4 FY22 Supplemental Slides │ October 13, 2022 9 Q4 ‘22 Electricity Costs vs. Historical Periods CMC Europe vs. European Spot Pricing CMC Europe Finished Goods Shipments (trailing 4-quarter basis) 35% above long-term average Sources: Bloomberg, Nord Pool, TGE, Eurofer, Eurostat [1] Analysis separates the E.U. into Poland and the rest of the E.U. excluding Poland. Trade balances are calculated for and between these two regions. Imports Exports Net Imports E.U. (ex Poland) and Poland Net Rebar Imports1 (May to July 2021 vs. May to July 2022; see footnote for explanation) E.U. ex Poland Poland Import Destination Import Origin EU ex. Poland Poland Sanctioned Countries (92,822) (30,689) All Others +330,896 (2,699) Total Imports +238,074 (33,388) Imports from Outside the E.U. Change from May, June, July 2021 to 2022) Net Imports

• Significant increase in steel product margins over scrap in North America and Europe − Margins up $251 per ton y/y in North America, up $138 per ton y/y in Europe • Margins on sales of raw materials declined on both a sequential and y/y basis, but remained above the historical average • Downstream average selling price increased $104 per ton from the prior quarter, a reflection of ongoing repricing of CMC’s backlog driven by higher priced new contracts • Downstream backlog volume grew on a year-over-year basis for fifth consecutive quarter • North America controllable costs per ton of finished steel were up both sequentially and y/y on increased per unit purchase costs for freight, alloys, and energy • Energy costs in Europe segment increased from the fourth quarter of FY 2021, but were more than offset by favorable market dynamics − Hedged position provided large cost offset − Electricity rates in the Polish market have experienced less volatility compared to Western European countries • Q4 results in Europe dampened by impact of selling higher cost inventory into a declining price environment, and a weakening Polish Zloty • Supply chain destocking activity negatively impacted Q4 volumes in Europe, but rebounded late in the quarter and may signal an end to the inventory adjustment cycle • Q1 financial results are expected to be strong • Finished steel shipments should follow a normal seasonal pattern; historically down modestly from Q4 • Volumes in North America should be supported by a robust downstream backlog, as well as end market strength • Europe demand outlook is uncertain; however, Polish construction activity is expected to remain a source of stability and CMC’s Europe segment should benefit from a strong cost position relative to competitors • Margins over scrap in both North America and Europe are likely to decline from fourth quarter levels, driven by maintaining pricing for steel products competitive with increased volumes of lower priced imports of long steel products Pe rf or m an ce D riv er s O ut lo ok Q4 Operational Update 10Q4 FY22 Supplemental Slides │ October 13, 2022

256 419 158 4 0 9 0 50 100 150 200 250 300 350 400 450 Q4 2021 NA Segment EBITDA Europe Segment EBITDA Corp & Eliminations Other Non-Op Items Q4 2022 Q4 Consolidated Operating Results 11Q4 FY22 Supplemental Slides │ October 13, 2022 Q4 ‘21 Q1 ‘22 Q2 ‘22 Q3 ‘22 Q4 ’22 External Finished Steel Tons Shipped1 1,646 1,464 1,429 1,654 1,560 Core EBITDA2 $255,916 $326,806 $323,107 $483,913 $419,021 Core EBITDA per Ton of Finished Steel Shipped2 $155 $223 $226 $293 $269 Adjusted Earnings2 $154,240 $199,152 $187,553 $320,244 $294,924 Performance Summary Units in 000’s except per ton amounts • $1.0 million charge related to Tensar acquisition and integration • $6.5 million charge for purchase accounting effect on inventory valuation • $0.5 million related to asset impairments Non-Operating Charges (excluded from results above) Figures are pre-tax for Q4 2022 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and adjusted earnings are non-GAAP measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q4 2021 to Q4 2022 $ Millions

179 244 268 322 327 645 658 741 808 876 466 548 605 638 717 0 50 100 150 200 250 300 350 0 100 200 300 400 500 600 700 800 900 1,000 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap 75 100 125 150 175 200 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Adjusted EBITDA per ton Wgt Avg Finished Steel ASP Wgt Avg Finished Steel Mgn Over Scrap Controllable Costs Key Performance Drivers Q4 2022 vs Q4 2021 Q4 North America 12Q4 FY22 Supplemental Slides │ October 13, 2022 Q4 ‘21 Q1 ‘22 Q2 ‘22 Q3 ’22 Q4 ’22 External Finished Steel Tons Shipped1 1,186 1,099 979 1,178 1,132 Adjusted EBITDA $212,018 $268,524 $262,148 $379,355 $370,516 Adjusted EBITDA per Ton of Finished Steel Shipped $179 $244 $268 $322 $327 Adjusted EBITDA Margin 12.8% 16.2% 16.2% 18.7% 18.5% Performance Summary Units in 000’s except per ton amounts (excludes California land sale) • Significant increase in steel product margins over scrap − Up $251 per ton y/y and $79 per ton sequentially • Expanded margins on sales of downstream products − Margin over scrap cost increased $231 per ton y/y − Full value chain profitability on sales of downstream products above long-term average • Positive contribution from Tensar − $9.6 million of adjusted EBITDA including $4.1 million charge related to purchase accounting effects on inventory • Controllable costs negatively impacted by freight, energy, and alloys − CMC remains very competitively positioned in comparison to the broader industry Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Downstream Products Margin Over Scrap equals Average Selling Price minus prior quarter cost of ferrous scrap utilized North America – Key Margins $ / ton (excludes California land sale) DP a nd S P M ar gi n O ve r S cr ap Adjusted EBITDA per ton North America Indexed Margins and Controllable Costs Indexed - $ / ton of external finished steel shipped (excludes California land sale) [2] [3]

147 219 180 254 150 315 435 407 437 453 0 50 100 150 200 250 300 100 150 200 250 300 350 400 450 500 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Adjusted EBITDA per Ton Steel Products Margin Over Scrap 88 120 60 80 100 120 140 Key Performance Drivers Q4 2022 vs Q4 2021 Q4 Europe 13Q4 FY22 Supplemental Slides │ October 13, 2022 Q4 ‘21 Q1 ‘22 Q2 ’22 Q3 ’22 Q4 ’22 External Finished Steel Tons Shipped1 460 365 450 476 428 Adjusted EBITDA $67,676 $79,832 $81,149 $120,974 $64,096 Adjusted EBITDA per Ton of Finished Steel Shipped $147 $219 $180 $254 $150 Adjusted EBITDA Margin 18.4% 24.3% 20.5% 25.0% 15.5% Performance Summary Units in 000’s except per ton amounts • Significant increase in margin over scrap − Up $138 per ton y/y − A portion of the beneficial impact was eroded by selling higher cost inventory within a declining steel price environment • Supply chain destocking negatively impacted volumes during the first two months of the quarter − Shipments rebounded late in the quarter; potentially signaling an end to the destocking cycle for long steel • Increased energy costs and a weakening Polish Zloty Europe – Key Margins $ / ton Adjusted EBITDA per ton E.U. Crude Steel Production vs. CMC Europe Finished Steel Production Average of trailing three months indexed to Q4 FY 2018 [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Data sourced from Worldsteel Association [4] Tensar contributed $0.5 million of adjusted EBITDA, which includes a $2.4 million charge related to purchase accounting effects on inventory St ee l P ro du ct M ar gi n O ve r S cr ap 3 E.U. 27 CMC Poland CMC Commissions 3rd Rolling Line

2 31 Disciplined Capital Allocation Strategy 14Q4 FY22 Supplemental Slides │ October 13, 2022 CMC Capital Allocation Priorities: $350 million share repurchase program ($188 million remaining) Quarterly dividend of $0.16 per share (increased 14% in Q4 2022) Shareholder Cash Distribution Programs in Place • Operating cash flow • Sale of southern California real estate ($313 million of gross proceeds) • $600 million notes issuance • $145 million tax-exempt bond1 • Funding of Tensar acquisition • Growth initiatives, investment in Arizona 2 micro mill • Share repurchases ($162 million in FY 2022; $106 million in Q4) • Opportunistic redemption of 2027 notes Value-Generating Growth Shareholder Distributions Debt Management CMC will prudently allocate capital while maintaining a strong and flexible balance sheet 2022 Sources of Cash 2022 Uses of Cash Notes: [1] Use of cash raised from offering of tax-exempt bond is limited to funding of Arizona 2 project

997 5 37 11 140 155 279 380 1,270 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Cash Generation Profile 15Q4 FY22 Supplemental Slides │ October 13, 2022 Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders1 (in millions) CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2023 capital expenditures expected in a range of $450 million to $500 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Gain on California land sale

35 63 150 399 $673 $330 $300 $300 $300 $145 $400 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2047 Balance Sheet Strength 16Q4 FY22 Supplemental Slides │ October 13, 2022 [1] 2047 tax-exempt bonds were priced to yield 3.5%; coupon rate is 4.0% Source: Public filings Revolver U.S. Accounts Receivable Facility Poland Credit Facilities (US$ in millions) Revolving Credit Facility 4.125% Notes Cash and Cash Equivalents 4.875% Notes 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q4 FY’22 Liquidity (US$ in millions) 4.375% Notes 4.0% Bond1 Poland Accounts Receivable Facility

46% 42% 37% 33% 32% 24% 18% 21% 22% 20% 17% 18% 14% 24% 17% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 3.9x 3.2x 2.5x 1.9x 1.6x 1.2x 0.9x 1.1x 1.2x 1.0x 0.8x 0.7x 0.5x 0.7x 0.5x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Leverage Profile 17Q4 FY22 Supplemental Slides │ October 13, 2022 Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and stockholders’ equity For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4

Q4 FY22 Supplemental Slides │ October 13, 2022 18 Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA – Last Five Quarters

Figures in thousand $	3 MONTHS ENDED				
	8/31/2022	5/31/2022	2/28/2022	11/30/2021	8/31/2021
Net earnings	$288,630	$312,429	$383,314	$232,889	$152,313
Interest expense	14,230	13,433	12,011	11,035	11,659
Income taxes	49,991	92,590	126,432	28,872	40,444
Depreciation and amortization	49,081	43,583	41,134	41,226	42,437
Amortization of acquired unfavorable contract backlog	–	–	–	–	(1,495)
Asset impairments	453	3,245	1,228	–	2,439
Adjusted EBITDA[1]	$402,385	$465,280	$564,119	$314,022	$247,797
Non-cash equity compensation	9,122	11,986	16,251	9,619	8,119
Loss on debt extinguishment	–	–	16,052	–	–
Gain on sale of assets	–	–	(273,315)	–	–
Facility closure	–	–	–	–	–
Acquisition and integration related costs and other	1,008	4,478	–	3,165	–
Purchase accounting effect on inventory	6,506	2,169	–	–	–
Core EBITDA[1]	$419,021	$483,913	$323,107	$326,806	$255,916
North America steel product shipments	700	779	652	699	771
North America downstream shipments	432	399	327	400	415
Europe steel product shipments	428	476	450	365	460
Total finished steel shipments	1,560	1,654	1,429	1,464	1,646
Core EBITDA per ton of finished steel shipped	269	293	226	223	155

[1] See page 26 for definitions of non-GAAP measures

Q4 FY22 Supplemental Slides | October 13, 2022 19

Adjusted Earnings Q4 FY22 Supplemental Slides │ October 13, 2022 20[1] See page 26 for definitions of non-GAAP measures Figures in thousand $ 3 MONTHS ENDED 12 MONTHS ENDED 8/31/2022 5/31/2022 2/28/2022 11/30/2021 8/31/2021 8/31/2022 Net earnings $288,630 $312,429 $383,314 $232,889 $152,313 $1,217,262 Gain on sale of assets – – (273,315) – – (273,315) Loss on debt extinguishment – – 16,052 – – 16,052 Asset impairments 453 3,245 1,228 – 2,439 4,926 Acquisition and integration related costs and other 1,008 4,478 – 3,165 – 8,651 Purchase accounting effect on inventory 6,506 2,169 – – – 8,675 Total adjustments (pre-tax) $7,967 $9,892 ($256,035) $3,165 $2,439 ($235,011) Tax impact International restructuring – – – (36,237) – (36,237) Related tax effects on adjustments (1,673) (2,077) 60,274 (665) (512) 55,859 Total tax impact ($1,673) ($2,077) $60,274 ($36,902) ($512) $19,622 Adjusted earnings1 $294,924 $320,244 $187,553 $199,152 $154,240 $1,001,873 Average diluted shares outstanding (thousands) 120,457 122,780 122,852 122,798 122,376 122,372 Adjusted earnings per diluted share $2.45 $2.61 $1.53 $1.62 $1.26 $8.19

3 MOS ENDED 8/31/2022 Earnings before income taxes $338,621 Plus: interest expense 14,230 Plus: acquisition and integration related costs 1,008 Plus: loss on extinguishment of debt – Plus: asset impairments 453 Plus: purchase accounting effect on inventory 6,506 Less: gain on sale of assets 684 Operating profit - adjusted $361,502 Operating profit - adjusted $361,502 Less: income tax at statutory rate1 86,037 Net operating profit after tax $275,465 Assets $6,237,027 Less: cash and cash equivalents 672,596 Less: accounts payable 428,055 Less: accrued expenses and other payables 540,136 Invested capital $4,596,240 Annualized net operating profit after tax $1,101,858 Invested capital (Q4 2022 and Q3 2022 ending amounts) $4,661,039 Return on Invested Capital2 23.6% Annualized Return on Invested Capital – Q4 2022 Q4 FY22 Supplemental Slides │ October 13, 2022 21 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 26 for definitions of non-GAAP measures Figures in thousand $

Return on Invested Capital – FY 2022 & FY 2017

Figures in thousand $	12 MONTHS ENDED			FISCAL QUARTERS									FISCAL QUARTERS				
	8/31/2022	8/31/2021	8/31/2017	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Earnings before income taxes	$1,515,147	$534,465	$55,611	$338,621	$405,019	$509,746	$261,761	$192,757	$168,583	$87,371	$85,754	$86,243	($45,551)	$51,898	$40,355	$8,909	($12,061)
Plus: interest expense	50,709	51,904	44,118	14,230	13,433	12,011	11,035	11,659	11,965	14,021	14,259	13,962	5,939	12,448	12,439	13,292	12,563
Plus: acquisition and integration related costs	8,651	–	–	1,008	4,478	–	3,165	–	–	–	–	32,123	–	–	–	–	–
Plus: loss on extinguishment of debt	16,052	16,841	22,672	–	–	16,052	–	–	–	16,841	–	1,778	22,672	–	–	–	–
Plus: asset impairments	4,926	6,784	8,238	453	3,245	1,228	–	2,439	277	474	3,594	1,098	7,616	69	91	462	39,952
Plus: purchase accounting effect on inventory	8,675	–	–	6,506	2,169	–	–	–	–	–	–	–	–	–	–	–	–
Less: gain on sale of assets	(275,422)	(10,334)	–	684	(2,024)	(273,099)	(983)		(4,457)	(5,877)	–	–	–	–	–	–	–
Operating profit - adjusted	$1,328,738	$599,660	$130,639	$361,502	$426,320	$265,938	$274,978	$206,855	$176,368	$112,830	$103,607	$135,204	($9,324)	$64,415	$52,885	$22,663	$40,454
Operating profit - adjusted	$1,328,738	$599,660	$130,639														
Less: income tax at statutory rate[1]	316,240	142,719	45,724														
Net operating profit after tax	$1,012,498	$456,941	$84,915														
Assets				$6,237,027	$6,103,702	$5,504,220	$4,725,258	$4,638,671	$4,391,075	$4,064,041	$4,016,668	$4,081,728	$2,975,131	$3,274,599	$3,131,833	$3,002,580	$3,130,869
Less: cash and cash equivalents				672,596	410,265	846,587	415,055	497,745	443,120	367,347	465,162	542,103	252,595	275,778	395,546	465,167	517,544
Less: accounts payable				428,055	492,947	414,025	424,919	450,723	340,238	309,413	252,953	266,102	226,456	345,974	307,488	224,395	243,532
Less: accrued expenses and other payables				540,136	474,653	383,622	410,305	475,384	456,394	341,903	339,545	454,977	274,972	258,288	220,433	202,847	264,112
Invested capital	$3,974,372	$3,092,632	$2,207,977	$4,596,240	$4,725,837	$3,859,986	$3,474,979	$3,214,819	$3,151,323	$3,045,378	$2,959,008	$2,818,546	$2,221,108	$2,394,559	$2,208,366	$2,110,171	$2,105,681
Annualized net operating profit after tax	$1,012,498	$456,941	$84,915														
Invested capital (average of 5 prior qtrs ending amounts)	$3,974,372	$3,092,632	$2,207,977														
Return on Invested Capital[2]	25.5%	14.8%	3.8%														

[1] Federal statutory rate of 21% plus approximate impact of state level income tax, for FY 2017 a statutory rate of 35% is used
[2] See page 26 for definitions of non-GAAP measures

Q4 FY22 Supplemental Slides | October 13, 2022 22

Adjusted EBITDA and Core EBITDA – FY 2017 to FY 2022

Figures in thousand $	12 MONTHS ENDED 8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017
Net earnings	$1,217,262	$412,865	$278,302	$198,779	$135,237	$50,175
Interest expense	50,709	51,904	61,837	71,373	40,957	44,151
Income taxes	297,885	121,153	92,476	69,681	30,147	15,276
Depreciation and amortization	175,024	167,613	165,749	158,653	131,508	124,490
Amortization of acquired unfavorable contract backlog	–	(6,035)	(29,367)	(74,784)	–	–
Asset impairments	4,926	6,784	7,611	384	14,372	1,730
Adjusted EBITDA[1]	$1,745,806	$754,284	$576,608	$424,086	$352,221	$235,822
Non-cash equity compensation	46,978	43,677	31,850	25,106	24,038	21,469
Loss on debt extinguishment	16,052	16,841	1,778	–	–	22,672
Gain on sale of assets	(273,315)	(10,334)	–	–	–	–
Facility closure	–	10,908	11,105	–	–	–
Acquisition settlement	–	–	32,123	–	–	–
Labor cost government refund	–	(1,348)	(2,985)	–	–	–
Acquisition and integration related costs and other	8,651	–	–	41,958	25,507	–
Purchase accounting effect on inventory	8,675	–	–	10,315	–	–
Mill operational start-up costs[2]		–	–	–	13,471	–
CMC Steel Oklahoma incentives		–	–	–	(3,000)	–
Severance		–	–	–	–	8,129
Core EBITDA[1]	$1,552,847	$814,028	$650,479	$501,465	$412,237	$288,092
Shipments in thousand tons						
North America steel product shipments	2,830	3,050	2,816	2,699	1,708	1,466
North America downstream shipments	1,558	1,537	1,635	1,632	1,114	1,106
Europe steel product shipments	1,719	1,614	1,472	1,460	1,500	1,380
Total finished steel shipments	6,107	6,201	5,923	5,791	4,322	3,952
Adjusted EBITDA per ton of finished steel shipped	$286	$122	$97	$73	$81	$60
Core EBITDA per ton of finished steel shipped	$254	$131	$110	$87	$95	$73

	12 MONTHS ENDED 8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017
Total stockholders' equity	$3,286,429	$2,295,109	$1,889,413	$1,624,057	$1,493,583	$1,400,930
Common shares outstanding at year end	117,496	120,587	119,221	117,925	117,016	115,794
Shareholder equity per common share	$27.97	$19.03	$15.85	$13.77	$12.76	$12.10

[1] See page 26 for definitions of non-GAAP measures
[2] Net of interest, taxes, depreciation and amortization, impairments, and non-cash equity compensation

Q4 FY22 Supplemental Slides | October 13, 2022 23

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED							
	8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015
Net earnings	$1,217,262	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583
Interest expense	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456
Income taxes	297,885	121,153	92,476	69,681	30,147	15,276	13,976	36,097
Depreciation and amortization	175,024	167,613	165,749	158,653	131,508	124,490	127,111	135,559
Asset impairments	4,926	6,784	7,611	384	14,372	1,730	40,028	2,573
Amortization of acquired unfavorable contract backlog	–	(6,035)	(29,367)	(74,784)	–	–	–	–
Adjusted EBITDA[1]	$1,745,806	$754,284	$576,608	$424,086	$352,221	$235,822	$305,237	$309,268
Sustaining capital expenditures and disbursements to stakeholders								
Sustaining capital expenditures (depreciation and amortization used as proxy)	175,024	167,613	165,749	158,653	131,508	124,490	127,111	135,559
Interest expense	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456
Cash income taxes	229,316	140,950	44,499	7,977	7,198	30,963	50,201	61,000
Dividends	67,749	57,766	57,056	56,537	56,076	55,514	55,342	55,945
Less: Equity Compensation	(46,978)	(43,677)	(31,850)	(25,106)	(23,929)	(30,311)	(26,355)	(24,484)
Total capital expenditures and disbursements to stakeholders	$475,820	$374,556	$297,291	$269,434	$211,810	$224,807	$268,420	$304,476
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$1,269,986	$379,728	$279,317	$154,652	$140,411	$11,015	$36,817	$4,792

[1] See page 26 for definitions of non-GAAP measures

Q4 FY22 Supplemental Slides | October 13, 2022 24

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

	3 MONTHS ENDED																	
Figures in thousand $	8/31/2022	5/31/2022	2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018	8/31/2018	5/31/2018
Long-term debt	$1,113,249	$1,115,478	$1,445,755	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863	$1,310,150	$1,307,824	$1,138,619	$1,139,103
Current maturities of long-term debt and short-term borrowings	388,796	423,091	27,554	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895	88,902	29,083	19,746	19,874
Total debt	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Less: Cash and cash equivalents	672,596	410,265	846,587	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315	66,742	52,352	622,473	600,444
Net debt[1]	$829,449	$1,128,304	$626,722	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443	$1,332,310	$1,284,555	$535,892	$558,533
Earnings from continuing operations	$288,630	$312,429	$383,314	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551	$14,928	$19,420	$51,260	$42,325
Interest expense	14,230	13,433	12,011	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513	18,495	16,663	15,654	11,511
Income taxes	49,991	92,590	126,432	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105	18,141	5,609	6,682	13,312
Depreciation and amortization	49,081	43,583	41,134	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,051	41,181	41,245	35,176	32,610	32,949
Asset impairments	453	3,245	1,228	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15	–	–	840	935
Amortization of acquired unfavorable contract backlog	–	–	–	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)	(23,476)	(11,332)	–	–
Adjusted EBITDA from continuing operations[1]	$402,385	$465,280	$564,119	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,246	$143,971	$69,333	$65,536	$107,046	$101,032
Trailing 12 month adjusted EBITDA from continuing operations	$1,745,806	$1,591,218	$1,347,059	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,554	$586,743	$518,355	$424,086	$385,886	$342,947			
Total debt	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Total stockholders' equity	3,286,429	3,142,169	2,869,947	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195	1,498,496	1,489,027	1,493,583	1,452,902
Total capitalization	$4,788,474	$4,680,738	$4,343,256	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953	$2,897,548	$2,825,934	$2,651,948	$2,611,879
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.5x	0.7x	0.5x	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x	2.5x	3.2x	3.9x			
Net debt to capitalization	17%	24%	14%	18%	17%	20%	22%	21%	18%	24%	32%	33%	37%	42%	46%			

[1] See page 26 for definitions of non-GAAP measures

Q4 FY22 Supplemental Slides | October 13, 2022 25

Definitions for non-GAAP financial measures Q4 FY22 Supplemental Slides │ October 13, 2022 26 ADJUSTED EARNINGS Adjusted earnings is a non-GAAP financial measure that is equal to earnings before debt extinguishment costs, certain gains on sale of assets, certain facility closure costs, asset impairments, purchase accounting effect on inventory and acquisition settlements, including the estimated income tax effects thereof. Adjusted earnings should not be considered as an alternative to net earnings or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings to evaluate our financial performance. Adjusted earnings may be inconsistent with similar measures presented by other companies. Adjusted earnings per diluted share (or adjusted EPS) is defined as adjusted earnings on a diluted per share basis. CORE EBITDA Core EBITDA is the sum of net earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization and asset impairments. Core EBITDA also excludes debt extinguishment costs, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs and purchase accounting effect on inventory. Core EBITDA should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, impairment expense, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered as an alternative to net earnings, or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA to evaluate our financial performance. Adjusted EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities. For annual measures, trailing 5-quarter averages are used for balance sheet figures. FREE CASH FLOW Free cash flow is defined as cash from operations less capital expenditures

Q4 FY22 Supplemental Slides │ October 13, 2022 27 Thank You